Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma combined condensed consolidated balance sheet combines the historical information of Dime Community Bancshares, Inc., a New York corporation previously known as “Bridge Bancorp, Inc.” (“Bridge”) and Dime Community Bancshares, Inc., a Delaware corporation (“Dime”) as of September 30, 2020 and assumes that the merger of Dime with and into Bridge, with Bridge as the surviving corporation (the “merger”), was completed on that date. The unaudited pro forma combined condensed consolidated income statements combine the historical financial information of Bridge and Dime and give effect to the merger as if it had been completed as of the beginning of the fiscal year ended December 31, 2020.

The unaudited pro forma combined condensed consolidated financial information assumes that the merger is accounted for as a reverse acquisition using the acquisition method of accounting, pursuant to FASB Topic 805-10, Business Combinations, with Bridge treated as the legal acquirer and Dime treated as the accounting acquirer. In identifying Dime as the acquiring entity for accounting purposes, Bridge and Dime took into account a number of factors, including the relative voting rights of all equity instruments in the resulting company and the intended corporate governance structure of the resulting company. Following the merger, existing shareholders of Dime control approximately 52.0% of the pro forma voting interests in the resulting company (based on common shares outstanding as of September 30, 2020). However, no single factor was the sole determinant in the overall conclusion that Dime is the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion. For more information, see the section entitled “The Merger—Accounting Treatment” beginning on page 101 of Bridge’s and Dime’s joint proxy statement/prospectus, as filed with the Securities and Exchange Commission on October 21, 2020 (the “joint proxy statement/prospectus”). Under the acquisition method of accounting, the assets and liabilities of Bridge, as the accounting acquiree, were recorded at their respective fair values as of the date the merger was completed.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The financial information should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information. Certain reclassifications have been made to Bridge’s historical financial information to conform to Dime’s presentation of financial information. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment after the merger was completed and may vary significantly from the actual purchase price allocation that was recorded upon completion of the merger.

The pro forma financial information includes estimated adjustments, including adjustments to record assets and liabilities of Bridge at their respective fair values and represents the pro forma estimates by Bridge and Dime based on available fair value information as of the date of the merger agreement.

FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), which requires that the measurement of all expected credit losses for financial assets held at the reporting date be based on historical experience, current condition, and reasonable and supportable forecasts. This standard requires financial institutions and other organizations to use forward-looking information to better inform their credit loss estimates. ASU 2016-13 was effective for both companies as of January 1, 2020. Under Section 4014 of the recently enacted CARES Act, financial institutions that were required to adopt ASU 2016-13 as of January 1, 2020 were provided statutory relief in terms of an option to delay the adoption of the current expected credit losses (“CECL”) framework until the earlier of December 31, 2020 or when the national emergency is lifted. On January 1, 2020, Bridge adopted the CECL framework. Subsequent to its adoption of CECL, Bridge no longer maintains the incurred loss model framework. In accordance with the statutory relief provided under Section 4014 of the CARES Act, Dime elected to defer adoption of CECL and utilized the incurred loss framework as of September 30, 2020. The pro forma balance sheet reflects the allowance for loan losses under the incurred loss framework which was Dime’s methodology as of September 30, 2020. The pro forma income statement for the nine months ended September 30, 2020 reflects provision for Bridge under the CECL framework, as Bridge no longer maintains the incurred loss framework subsequent to the adoption of CECL, and for Dime under the incurred loss framework, as Dime elected to defer the adoption of the CECL framework in accordance with the statutory relief provided under Section 4014 of the CARES Act. As of September 30, 2020, Dime was still in the process of finalizing its CECL calculations as it was developing and updating internal policies, procedures, and key controls over the calculation. Upon Dime’s adoption date of CECL, the resulting company will present its financial statements under the CECL framework. The adoption of CECL requires Dime to recognize a one-time cumulative effect change to the allowance for credit losses on its loan portfolio through retained earnings as of January 1, 2020. Any year-to-date adjustments related to the CECL estimate will be adjusted through the current year income statement. Additionally, CECL requires recognition of an allowance at the closing of the merger for any purchased credit deteriorated (“PCD”) loans from the Bridge loan portfolio. CECL also requires an additional allowance for non-PCD loans from the Bridge portfolio which will be recognized through the income statement of the resulting company following the closing of the merger.

The unaudited pro forma combined condensed consolidated financial data, while helpful in illustrating the financial characteristics of the resulting company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the resulting company would have been had our companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Bridge and Dime, which are incorporated into the joint proxy statement/prospectus by reference.

Pro Forma Balance Sheet - September 30, 2020 Consolidated*
	Bridge at September 30, 2020		Dime at September 30, 2020		Adjustments		Pro Forma Combined at September 30, 2020
	(Dollars in thousands, except per share amounts)
Cash and cash equivalents	$710,467		$147,283		$(42,484	)(1)	$815,266
Total investment securities	567,015		531,356		2,095	(2)	1,100,466
Loans held for sale	10,000		2,625		—		12,625
Loans held for investment	4,639,473		5,577,503		(34,110	)(3)	10,182,866
Allowance for loan losses	(43,474	)(4)	(48,492	)(5)	43,474	(6)	(48,492)
Loans, net	4,595,999		5,529,011		9,364		10,134,374
Premises and equipment, net	34,341		20,539		—		54,880
Operating lease right-of-use assets	44,642		35,503		—		80,145
Accrued interest receivable	15,823		33,774		—		49,597
Goodwill	105,950		55,638		(30,818	)(7)	130,770
Other intangible assets	3,448		—		7,492	(8)	10,940
Prepaid pension	12,914		—		—		12,914
Bank owned life insurance	93,352		155,068		—		248,420
Other assets	128,426		108,594		(12,604	)(9)	224,416
Total Assets	$6,322,377		$6,619,391		$(66,955)		$12,874,813
Total deposits	$5,369,069		$4,492,148		$3,201	(10)	$9,864,418
Subordinated debentures, net	79,024		114,016		—		193,040
Other borrowings	216,353		1,198,400		—		1,414,753
Operating lease liabilities	47,383		41,314		—		88,697
Other liabilities and accrued expenses	98,327		79,355		(733	)(6)	176,949
Total Liabilities	5,810,156		5,925,233		2,468		11,737,857
Preferred stock	—		116,569		—		116,569
Common stock	199		537		(323	)(11)	413
Surplus	357,704		270,389		(151,177	)(12)	476,916
Retained earnings	167,899		601,913		(210,383	)(13)	559,429
Treasury stock, at cost	(4,832)		(283,711)		283,711	(12)	(4,832)
Accumulated other comprehensive loss	(8,749)		(11,539)		8,749	(14)	(11,539)
Total Stockholders’ Equity	$512,221		$694,158		$(69,423)		$1,136,956
Total Liabilities and Stockholders’ Equity	$6,322,377		$6,619,391		$(66,955)		$12,874,813
Per share information
Tangible common equity	$402,823		$521,951				$878,677
Common shares outstanding	19,749		33,050				41,165
Book value per common share	$25.94		$17.48				$24.79
Tangible book value per common share	$20.40		$15.79				$21.35

*	Assumes that the merger was completed as of September 30, 2020 utilizing the acquisition method of accounting. Estimated fair value adjustments for loans, securities, core deposit intangible assets and deposits were determined by management of Bridge and Dime as of September 30, 2020 and are all subject to change.
(1)	Represents the estimated after tax merger expenses at the time of the merger announcement.
(2)	Purchase accounting adjustment to record Bridge’s securities at fair value.
(3)	Adjustment to Bridge’s total loans, net as of September 30, 2020 to reflect the estimated fair value of the loan portfolio of $77.6 million, which was partially offset by the elimination of Bridge’s net unrecognized loan costs and discount of $17.5 million, and the recognition of a fair value adjustment to total loans in the amount of $26.0 million reflecting differences in interest rates. The fair value adjustments are subject to change. The fair value adjustments will be accreted through loan interest income over the estimated lives of the affected loans. The weighted average remaining life of the loan portfolio was estimated at approximately 4.0 years.

(4)	On January 1, 2020, Bridge adopted CECL, which requires that loans held for investment be accounted for under the CECL framework. As such, the status quo Bridge loan loss reserve is presented under the CECL framework.
(5)	In accordance with the statutory relief provided under section 4014 of the CARES Act, Dime elected to defer adoption of CECL. As such, the status quo Dime loan loss reserve is presented under the incurred loss framework.
(6)

Under the incurred loss framework used by Dime, the amount represents the reversal of Bridge’s allowance for credit losses of $43.5 million as purchased loans acquired in a business combination are recorded at fair value and the recorded allowance of the acquired company is not carried over. Additionally, the credit losses for unfunded loan commitments of $0.7 million under CECL are also being reversed to conform to Dime’s incurred loss framework. The adjustments are subject to change. The adjustments will be impacted by the adoption of CECL which requires recognition of an allowance at close for any PCD loans. In addition, CECL requires an additional allowance for non-PCD loans which will be recognized through the income statement of the resulting company following the closing of the merger. As such, the financial statements of the resulting company differ from the analysis presented above.

(7)	Represents adjustments to goodwill to eliminate Bridge’s goodwill of $106.0 million related to prior acquisitions and record estimated goodwill associated with the merger of $75.1 million, calculated as the fair value of consideration paid in the acquisition of Bridge, less amounts allocated to fair value of identifiable assets acquired and liabilities assumed. The preliminary purchase accounting allocation at September 30, 2020 is as follows:

Fair market value (“FMV”) adjustment to securities	$2,095

Net FMV adjustment to loans
FMV on loan portfolio	(77,613)
Loan rate mark	26,000
Reverse loan deferred fees and discount	17,503
Net FMV adjustment to loans	(34,110)

Reversal of loan credit loss reserve	43,474
Net core deposit intangible assets created	7,492
Reversal of Bridge deferred tax asset	(12,920)
Net deferred tax asset on all FMV adjustments	316
FMV adjustment to deposits	(3,201)
Reversal of unfunded commitment credit loss reserve	733
Total net FMV adjustments	3,879

Bridge stockholders' equity	512,221
Net FMV adjustments	3,879
Reversal of goodwill	(105,950)
Bridge net assets acquired	410,150

Hypothetical purchase price for accounting purposes	$485,282
Less: Bridge net assets acquired	410,150
Goodwill created	$75,132

(8)	Adjustments to other intangible assets to eliminate Bridge’s core deposit intangibles of $1.6 million related to prior acquisitions and record estimated core deposit intangible assets associated with the merger of $9.1 million.
(9)	Adjustments to net deferred tax assets associated with the effects of the purchase accounting adjustments.
(10)	The deposits include a fair value adjustment to Bridge’s time deposits to reflect differences in interest rates, which was based primarily on an analysis of current market interest rates and maturity dates.
(11)	Adjustment to reflect the issuance of 21.4 million shares of Bridge common stock associated with the merger and the elimination of 53.7 million shares of Dime common stock.
(12)	Adjustments to eliminate Bridge’s surplus of $357.7 million, eliminate Dime’s historical equity accounts (common stock and treasury stock) of $283.2 million, and record the purchase price consideration.
(13)	Adjustment to eliminate Bridge’s historical retained earnings of $167.9 million and recognize estimated after-tax merger expenses of $42.5 million.
(14)	Adjustment to eliminate Bridge’s historical accumulated other comprehensive income.

Pro Forma Income Statement - September 30, 2020 Consolidated
	Bridge for the Nine Months Ended September 30, 2020	Dime for the Nine Months Ended September 30, 2020		Adjustments		Pro Forma Combined for the Nine Months Ended September 30, 2020
	(Dollars in thousands, except per share amounts)
Interest income:
Loans (including fee income)	$124,812	$161,564		$(5,724	)(1)	$280,652
Investment securities	10,265	10,794		(1,364	)(2)	19,695
Deposits with banks	514	211		—		725
Other interest and dividend income	1,157	2,366		—		3,523
Total interest income	136,748	174,935		(7,088)		304,595

Interest expense:
Deposits	12,312	28,298		2,401	(3)	43,011
Federal funds purchased and repurchase agreements	79	—		—		79
Other borrowings	3,163	13,622		—		16,785
Subordinated debentures	3,405	3,991		—		7,396
Total interest expense	18,959	45,911		2,401		67,271

Net interest income before provision	117,789	129,024		(9,489)		237,324
Provision for credit losses under CECL framework	11,000 (4)	—		—	(5)	11,000
Provision for loan losses under incurred loss framework	—	20,003	(4)	—		20,003
Net interest income after provision	106,789	109,021		(9,489)		206,321

Non-interest income:
Service charges and other fees	6,604	3,918		—		10,522
Net securities gains	3,525	3,496		—		7,021
Loss on termination of derivatives	(3,403)	—		—		(3,403)
Change in fair value of loans	(2,643)	—		—		(2,643)
Title fees	1,409	—		—		1,409
Gain on sale of loans	2,971	1,946		—		4,917
Bank owned life insurance	1,638	3,831		—		5,469
Loan level derivative income	3,105	5,201		—		8,306
Other	1,053	379		—		1,432
Total non-interest income	14,259	18,771		—		33,030

Non-interest expense:
Salaries and employee benefits	45,874	49,030		—		94,904
Occupancy and equipment	10,618	12,061		—		22,679
Technology and communications	7,074	6,177		—		13,251
Marketing and advertising	2,240	667		—		2,907
Professional services	3,351	1,112		—		4,463
FDIC assessments	1,159	1,767		—		2,926
Directors’ compensation	887	584		—		1,471
Amortization of other intangible assets	507	—		648	(6)	1,155
Other	6,469	8,841		(4,779	)(7)	10,531
Total non-interest expense	78,179	80,239		(4,131)		154,287

Income before income taxes	42,869	47,553		(5,358)		85,064
Income tax expense	9,804	10,327		1,986	(8)	22,117
Net income	$33,065	$37,226		$(7,344)		$62,947
Participating securities	689	195		—		884
Preferred stock dividends	—	2,962		—		2,962
Net income available to common stockholders	$32,376	$34,069		$(7,344)		$59,101
Per share information
Average fully diluted shares	19,522	33,628		(11,314	)(9)	41,836
Average basic shares	19,486	33,421		(11,107	)(9)	41,800
Basic earnings per share	$1.66	$1.02				$1.41
Diluted earnings per share	1.66	$1.01				1.41

(1)	Net adjustment to loan interest income to recognize estimated accretion from the loan interest rate mark and loan premium amortization attributable to recording the Bridge loans at fair value as of the transaction date and the reversal of Bridge’s purchase accounting interest income of $0.9 million. The accretion and premium amortization are expected to be recognized over an estimated 4.0 year average life.
(2)	Net adjustment to investment securities interest income to recognize estimated amortization of securities fair value mark adjustment over an estimated 3.6 year average life.
(3)	Adjustment to deposit interest expense to reflect accretion of deposit premium from fair value adjustment to Bridge’s time deposits over an estimated 0.5 year average life.
(4)	On January 1, 2020, Bridge adopted CECL, which requires that loans held for investment be accounted for under the CECL framework. Provision for Bridge reflects the expense under the CECL framework, as Bridge no longer maintains the incurred loss framework subsequent to adoption of CECL. In accordance with the statutory relief provided under Section 4014 of the CARES Act, Dime elected to defer adoption of CECL and the provision for Dime represents the expense under the incurred loss framework.
(5)	No adjustment reflected as and subsequent to its adoption of CECL, Bridge no longer maintains the incurred loss model framework.
(6)	Adjustment to other non-interest expense to reflect amortization of acquired identifiable intangible assets based on amortization period of 10 years and using the sum-of the-digits method of amortization.
(7)	Adjustment to other non-interest expense to reflect the reversal of Bridge’s merger expense of $2.4 million and Dime’s merger expense of $2.4 million.
(8)	Adjustment to income tax provision to reflect the income tax effect of the pro forma adjustments and combined pre-tax income at the tax rate of 26%.
(9)	Adjustment to eliminate Dime’s average common shares outstanding and recognize issuance of Bridge common stock based on Dime’s 33.1 million pro forma common shares outstanding at September 30, 2020 and the merger exchange ratio of 0.648. Adjusted diluted shares outstanding also include the effect of restricted stock awards and stock options adjusted for the merger exchange ratio of 0.648.